Exhibit 99.1

ARMOUR RESIDENTIAL REIT, INC. ANNOUNCES Q3 2012

MONTHLY DIVIDEND RATE OF $0.10 PER SHARE

VERO BEACH, FL – June 14, 2012 -- ARMOUR Residential REIT, Inc. (NYSE: ARR – News) (NYSE Amex: ARR.WS) (“ARMOUR” or the “Company”) today announced a Q3 2012 monthly cash dividend rate for the Company’s Common Stock of $0.10 per share.

Q3 2012 Dividend Information

Month	Dividend	Holder of Record Date	Payment Date
July 2012	$0.10	July 16, 2012	July 30, 2012

August 2012	$0.10	August 15, 2012	August 30, 2012

September 2012	$0.10	September 14, 2012	September 27, 2012

ARMOUR Residential REIT, Inc.

ARMOUR is a Maryland corporation that invests primarily in hybrid adjustable rate, adjustable rate and fixed rate residential mortgage-backed securities (“RMBS”) issued or guaranteed by U.S. Government-chartered entities. ARMOUR is externally managed and advised by ARMOUR Residential Management LLC (“ARRM”). ARMOUR Residential REIT, Inc. has elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes, commencing with ARMOUR's taxable year ended December 31, 2009.

Safe Harbor

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/, or the Company website www.armourreit.com or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

Investor Contact:

Jeffrey Zimmer

Co-Chief Executive Officer, President and Co-Vice Chairman

ARMOUR Residential REIT, Inc.

(772) 617-4340